UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

December 19, 2006

INTEGRATED PHARMACEUTICALS, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER 000-50960

Integrated Pharmaceuticals, Inc.
(Exact name of small business issuer in its charter)

Idaho	04-3413196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Authority Drive
Fitchburg, MA 01420
(Address of principal executive offices) (Zip Code)

(978) 696-0020
(Issuer's telephone number, including area code)

Item 3.02.	Unregistered Sales of Equity Securities.

On December 19-21, 2006 the Company closed on a private placement of units with accredited investors including two of its directors, David Smith and Sally Johnson-Chin. The Company sold units for $0.06 per unit, each unit consisting of one share of common stock and a warrant to purchase an additional 50% of a share of common stock. The Company raised $1,050,260.06 through this private placement, and issued 17,504,334 shares of common stock and warrants to purchase an additional 8,752,167 shares of common stock. The warrants expire on June 30, 2008 and are immediately exercisable at $0.35 per share. The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, because the shares of the Company’s common stock were issued to sophisticated entities in a private transaction. The shares issued in this private placement represent approximately 43.4% of the outstanding shares of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED PHARMACEUTICALS, INC.

DATE: December 21, 2006	By:	/s/ Chinmay Chatterjee
Chinmay Chatterjee
President and CEO